EXHIBIT 23.1

                     CONSENT OF TROUT, EBERSOLE & GROFF, LLP


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                     CONSENT OF TROUT, EBERSOLE & GROFF, LLP
                              INDEPENDENT AUDITORS



     We consent to the incorporation, by reference in this Registration Statement on Form S-8 relating to the Union National Financial Corporation 1999 Independent Directors Stock Option Plan, of our report dated January 15, 1999 (except for Note 17, as to which the date is February 11, 1999),which appears in the Annual Report on Form 10-K for the year ended December 31, 1998, and relates to the consolidated financial statements of Union National Financial Corporation and subsidiary, which is incorporated by reference in this Registration Statement.




                                       /s/ Trout, Ebersole & Groff, LLP
                                       --------------------------------------
                                       TROUT, EBERSOLE & GROFF, LLP
                                       Certified Public Accountants

June 10, 1999
Lancaster, Pennsylvania